Exhibit 10.53

Note:	Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

AMENDMENT NO. 2

TO

AMENDMENT NO. 6

TO THE

ENBREL® SUPPLY AGREEMENT

This Amendment No. 2 to Amendment No. 6 (“Amendment No. 6.2”) is made this 26th day of August, 2008 (the “Amendment No. 6.2 Effective Date”) by and among IMMUNEX CORPORATION, a corporation of the State of Washington, having its principal place of business at One Amgen Center Drive, Thousand Oaks, California, 91320, U.S.A., together with its Affiliates (“Immunex”), WYETH (formerly known as American Home Products Corporation), a corporation of the State of Delaware having its corporate headquarters at Five Giralda Farms, Madison, New Jersey 07940, U.S.A. and acting through its Wyeth Pharmaceuticals Division (“Wyeth”), and BOEHRINGER INGELHEIM PHARMA GMBH & CO. KG, a German corporation having a place of business at Birkendorfer Straße 65, 88397 Biberach an der Riss, Federal Republic of Germany (“BIP”), and amends the Enbrel Supply Agreement effective as of November 5, 1998, by and among Immunex, Wyeth, and BIP, and as amended (the “Agreement”).

WHEREAS, Immunex, Wyeth and BIP have entered into a certain Agreement for BIP’s supply of Enbrel® (etanercept) to Immunex and Wyeth; and

WHEREAS, the Parties originally intended to transfer the manufacturing process to a Second Generation Process, called the “T2 Process”; and

WHEREAS, the Parties have agreed that an alternative Second Generation Process, herein referred to as “SFP”, shall be used instead of the T2 Process to manufacture Enbrel and for such purpose the Parties have agreed to Amendment No. 6, effective as of 27 November 2007; and

WHEREAS, [*]; and

WHEREAS, [*]; and

WHEREAS, [*]; and

WHEREAS, pursuant to Section 23.9 of the Agreement, the Agreement may only be amended and supplemented by a written instrument signed by the Parties.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, each intending to be legally bound, hereby agree as follows:

1.	Capitalized Terms. All initially capitalized terms used herein and not defined shall have the meanings set forth in the Agreement as amended.

2.	Section 5.3(c)[*]

3.	Effect of Amendment No. 6.2 on Agreement. Except as otherwise set forth in this Amendment No. 6.2, all other terms and provisions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment No. 6.2, the terms and conditions of this Amendment No. 6.2 shall control.

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4.	Counterparts. This Amendment No. 6.2 may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument.

IN WITNESS WHEREOF, the Parties have, by their duly authorized persons, executed this Amendment No. 6.2 as of the Amendment No. 6.2 Effective Date.

Boehringer Ingelheim Pharma GmbH & Co. KG

By:	/s/ DR. UWE BUCHELER
Name:	Dr. Uwe Bucheler
Title:	Senior Vice President Biopharmaceuticals & Site Management
Date:	September 15, 2008

By:	/s/ DR. HANS MICHELBERGER
Name:	Dr. Hans Michelberger
Title:	Vice President Legal
Date:	September 15, 2008

Immunex Corporation

By:	/s/ MADHAVAN BALACHANDRAN
Name:	Madhavan Balachandran
Title:	Senior Vice President Manufacturing
Date:	September 3, 2008

Wyeth, acting through its Wyeth Pharmaceuticals division

By:	/s/ ROBERT A. DOUGAN
Name:	Robert A. Dougan
Title:	Senior Vice President
Date:	August 26, 2008

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